EXHIBIT 23.2

NOTICE REGARDING CONSENT OF ARTHUR ANDERSEN LLP

     Section 11(a) of the Securities Act of 1933 provides that in case any part of a registration statement, when such part became effective, contained an untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may sue, among others, an accountant who has with his consent been named as having certified any part of the registration statement, or as having prepared any report which is used in connection with the registration statement.

     On April 29, 2002, we terminated Arthur Andersen LLP ("Arthur Andersen") as our independent auditors. After reasonable efforts, we have been unable to obtain Arthur Andersen's written consent to the incorporation by reference of Arthur Andersen's audit report with respect to our financial statements as of December 31, 2001 and for the years ended December 31, 2001 and December 31, 2000 into our registration statements on Form S-8 No. 333-72377 relating to common stock of Knight Transportation, Inc. ("Knight") issuable upon exercise of options under the 1998 Stock Option Plan. We were unable to obtain Arthur Andersen's written consent because Arthur Andersen is no longer in the public accounting business and does not issue written consents.

     Under these circumstances, Rule 437a under the Securities Act of 1933 permits Knight to file this Form 10-K, which is incorporated by reference into the above listed registration statement, without a written consent from Arthur Andersen. However, as a result, Arthur Andersen will not have any liability under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen or any omissions of a material fact required to be stated therein. Accordingly, you would be unable to assert a claim against Arthur Andersen under Section 11(a) of the Securities Act.